Exhibit 21

STANDARD COMMERCIAL CORPORATION
SUBSIDIARIES AND AFFILIATES at March 31, 1998

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                                                                                                State or Country
         Name of Company                                                                        of Organization
         ---------------                                                                        ----------------

         Standard Commercial Corporation                                                         North Carolina
           Standard Commercial Tobacco Co. Inc.                                                  North Carolina
              W. A. Adams Company                                                                North Carolina
              The Tobacco Trading Corporation                                                    Virginia
              Adams International Ltd.                                                           Thailand
              Exportadora de Tobaco de Honduras S.A. de C.V.                                     Honduras
              Carolina Home Center Inc.                                                          North Carolina
              Carolina Trading Corporation                                                       North Carolina
              CRES Tobacco Company Inc                                                           North Carolina
              Jas. I. Miller Tobacco Co. Ltd.                                                    Jamaica
              Standard Commercial Services Inc.                                                  North Carolina
              Spierer Freres & Cie S.A.                                                          Switzerland
                Exelka S.A.   Greece
                Eryka International S.A.                                                         Liechtenstein
                Spierer Tutun Ihracat Sanayi Ticaret A.S.                                        Turkey
                Hermes Tutun Ihracat A.S.                                                        Turkey
              Standard Commercial Tobacco Company of Canada Ltd.                                 Canada
                British Leaf Tobacco Company of Canada Ltd.                                      Canada
              Standard Commercial Tobacco Company (UK) Ltd.                                      United Kingdom
                 Andrew Chalmers (India) Ltd.                                                    United Kingdom
                 N.G. Fleming Ltd.                                                               United Kingdom
                 Saloman Bros. Tobacco Company Ltd.                                              United Kingdom
                  Leoni & Dent Ltd.                                                              United Kingdom
                  P.L. Leverson Ltd.                                                             United Kingdom
                 Siemssen Threshie (Malawi) Ltd.                                                 Malawi
                 Stancom Tobacco Company (Malawi) Ltd.                                           Malawi
                  Tobacco Processors (Malawi) Ltd.                                               Malawi

                Tobacco Processors (Lilongwe) Ltd.                                               Malawi

                Trans-Continental Tobacco India Pvt Ltd                                          India
                Standard Commercial Tobacco Co. (Overseas) Ltd.                                  United Kingdom
                Stancom Zambia (Pvt) Ltd                                                         Zambia
                Standard Wool (UK) Ltd.                                                          United Kingdom
                  Jacomb Hoare (Bradford) Ltd.                                                   United Kingdom
                  Thomas Chadwick & Sons Ltd.                                                    United Kingdom
                  Standard Wool Chile S.A.                                                       Chile
              Standard Commercial Tobacco Services (UK) Ltd.                                     United Kingdom

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STANDARD COMMERCIAL CORPORATION                                       Exhibit 21
SUBSIDIARIES AND AFFILIATES at March 31, 1998

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

                                                                                                State or Country
         Name of Company                                                                         of Organization
         ---------------                                                                        -----------------

         Standard Commercial Corporation (continued)                                             North Carolina

           Standard Commercial Tobacco Co. Inc. (continued)                                      North Carolina

              Trans-Continental Leaf Tobacco Corporation                                         Leichtenstein
                AOZT Transcontinental Leaf Tobacco Corporation                                   Russia
                Eryka Mediterranee S.A.R.L.                                                      Greece
                Esaltab (Zimbabwe) (Pvt.) Ltd                                                    Zimbabwe
                Inter-Rural Development Corporation Ltd.                                         Liechtenstein
                  Trans-Continental Farming Ltd.                                                 Canada
                Siam Tobacco Export Corporation Ltd.                                             Thailand
                Stancom Tobacco (Private) Ltd                                                    Zimbabwe
                  Combined Tobacco Buyers (Private) Ltd                                          Zimbabwe
                  Tobacco Development Company of Africa (Private) Ltd                            Zimbabwe
                  Tobacco Processors (Zimbabwe) (Private) Ltd                                    Zimbabwe
                Standard Wool S.A.                                                               Panama
                Transcatab SpA                                                                   Italy
                Trans-Continental Participacoes e Empreendimentos Ltda.                          Brazil
                Transhellenic Tobacco S.A.                                                       Greece
                World Wide Tobacco Espana S.A.                                                   Spain

              Werkhof GmbH Germany
                Bela Duty Free Import-Export GmbH                                                Germany

              Standard Wool Inc.                                                                 Delaware
                Advhus Gestion Societe Civile                                                    France
                Standard Wool France S.A.                                                        France
                  Peignage de la Tossee S.A.                                                     France
                  Eusebe Carpentier S.A.                                                         France
                  Standard Wool Deutschland GmbH                                                 Germany
                  Lanimex Trading GmbH                                                           Germany
                  Prolaine Wollhandels GmbH                                                      Germany
                  Standard Wool South Africa (Pty) Ltd                                           South Africa
                  Standard Wool Australia (Pty.) Ltd.                                            Australia
                  Hulme Wool Scouring Co. (1938) Pty. Ltd.                                       Australia
                  Standard Wool Farming Pty. Ltd.                                                Australia
                  Mascot Wools Pty. Ltd.                                                         Australia
                  S H Allen & Sons (Pty) Ltd.                                                    Australia
                  Stawool Brokers Pty. Ltd.                                                      Australia
                  Independent Wool Dumpers Pty. Ltd.                                             Australia
                  Standard Wool Holdings S.A.                                                    Argentina
                  Roca SACIF                                                                     Argentina
                  Standard Wool Argentina                                                        Argentina
                  Pole Fueguina S.A.                                                             Argentina
              Tentler & Co. B.V.                                                                 Netherlands
              Standard Wool (NZ) Limited                                                         New Zealand


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